SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A AMENDMENT NO. 1 TO CURRENT REPORT
Dated May 13, 2004

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Amendment: May 14, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Introductory Note

On May 13, 2004, PG&E Corporation and Pacific Gas and Electric Company (Utility) filed a Current Report on Form 8-K to describe the Utility’s cost of capital application filed on May 12, 2004.  This amendment is being filed to correct the third sentence of the sixth paragraph which should read as follows:  “The Utility has requested an authorized capital structure for 2005 consisting of 52.0% common equity, 45.5% long-term debt, and 2.5% preferred equity.”  The entire text of the item, as corrected, is set forth below.  No other changes have been made.

Item 5.  Other Events and Regulation FD Disclosure

On May 12, 2004, Pacific Gas and Electric Company (Utility), a subsidiary of PG&E Corporation, filed a cost of capital application with the California Public Utilities Commission (CPUC) to recover in rates its (1) actual cost of capital (long term debt and costs of preferred stock) from January 1, 2004 through April 11, 2004, (2) its new cost of capital resulting from the Utility’s financing consummated in connection with the implementation of the Utility’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code on April 12, 2004, and (3) costs associated with interest rate hedges for its Chapter 11 exit financing.  The application also requests authorization for the Utility’s forecast cost of capital and capital structure for 2005.

          The Utility's currently authorized return on equity (ROE) for its electricity and natural gas distribution operations and for its electricity generation operations is 11.22%, and its currently authorized cost of debt is 7.57%.  The Utility’s currently authorized cost of preferred stock is 6.05%.  The Utility's currently authorized capital structure is 48.00% common equity, 46.20% long-term debt and 5.80% preferred equity.

          The December 2003 settlement agreement entered into among the Utility, PG&E Corporation and the CPUC (Settlement Agreement), provides that from January 1, 2004 until Moody's Investor Services has issued an issuer rating for the Utility of not less than A3 or Standard & Poor’s has issued a long-term issuer credit rating for the Utility of not less than A-, the Utility's authorized ROE will be no less than 11.22% per year and its authorized equity ratio will be no less than 52%.  However, the Settlement Agreement provides that the Utility's authorized equity ratio for 2004 and 2005 will equal the greater of the proportion of equity approved in the Utility's 2004 and 2005 cost of capital proceedings or 48.6%.  The Settlement Agreement also provides that the Utility shall be allowed to recover the reasonable costs of hedging interest rates for its exit financing and that the costs of financing, including fees, shall be fully recoverable as part of the cost of debt to be collected in the Utility’s retail gas and electric rates without further review.

           Requested authorization for 2004.  The Utility has not requested a change to its currently authorized ROE of 11.22% for 2004. For 2004, the Utility has requested an authorized capital structure consisting of 49% common equity, 2.8% preferred equity, and 48.2% long-term debt.  The Utility’s new cost of long-term debt is 5.17 percent for the period from April 12 to December 31, 2004, which results in a weighted average cost of debt for 2004 of 5.82%.  The Utility requested an authorized cost of preferred stock of 6.76% for 2004.

          The resulting overall rate of return (ROR) for 2004 would be 8.49% and the Utility’s annual revenue requirement for 2004 would decrease by $106 million compared to currently authorized revenue requirements.

           Requested Authorization for 2005.   The Utility requested an authorized ROE of 11.60% for its gas and electric distribution operations, its electric generation operations, and for its natural gas transmission and storage operations.  The Utility’s requested cost of preferred stock for 2005 is 6.42%.  The Utility has requested an authorized capital structure for 2005 consisting of 52.0% common equity, 45.5% long-term debt, and 2.5% preferred equity.  The requested capital structure reflects an assumption that bonds in the approximate amount of $2 billion, secured by a dedicated rate component (DRC), are sold on January 1, 2005 and that the proceeds of the issuance are used to rebalance the Utility’s capital structure in order to attain the target capital structure of 52% equity ratio as provided in the Settlement Agreement and to fund infrastructure capital expenditures. (The California legislation to authorize the DRC financing, Senate Bill 772, was approved by the California Assembly on May 10, 2004.  The bill will be sent to the California Senate for consideration.  If approved by the California Senate, the bill will be sent to the California Governor for signature by the end of May 2004.)

          For 2005, the Utility has requested an authorized cost of debt of 5.94%.  The Utility’s estimated cost of debt for 2005 assumes that the first tranche of DRC financing of approximately $2 billion has occurred on January 1, 2005.  The Utility plans to use a portion of the proceeds from the DRC financing to redeem all or a portion of the Utility’s 2-year floating rate notes issued in March 2004.  Since the interest rate on these floating rate notes is significantly lower than the interest rates on the remaining long-term debt issued in the Utility’s exit financing, redeeming the 2- year floating rate notes would cause the average cost of the Utility’s remaining debt to be higher.  The combined effect of the increased average cost of debt, the requested ROE, and the 52% equity ratio would cause the Utility’s forecast revenue requirement for 2005 to increase by approximately $104 million over the requested reduction for 2004 and would result in an overall ROR of 8.90% for 2005.  This revenue requirement change would not include the reduction in revenue requirements that would result from the DRC financing.  (After the DRC financing, the 11.22% ROE on the $2.21 billion after-tax regulatory asset established under the Settlement Agreement would be reduced by the amount of the financing.  Instead, the Utility would recover the cost of debt (principal and interest) related to the DRC financing from customers through the dedicated rate component.)

          The Utility has proposed to include any electric revenue requirement change authorized in this proceeding in rates effective January 1, 2005.  The Utility has proposed to include any gas revenue requirement changes authorized in this proceeding in the next gas transportation rate change, annual true-up or the biennial cost allocation proceeding.

          The Utility has proposed a procedural schedule for its cost of capital application that contemplates that hearings would begin August 23, 2004 and that the assigned administrative law judge would issue a proposed decision by November 2, 2004.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

Christopher P. Johns Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

Dinyar B. Mistry Vice President and Controller
Dated: May 14, 2004